Exhibit 10.1

FOURTH AMENDMENT TO MASTER LICENSE AGREEMENT

This Fourth Amendment to Master License Agreement Fourth Amendment ) is effective as of the date of last signature below and is made by and between the UNIVERSITY OF MARYLAND, BALTIMORE (“University”), a public university that is part of the University System of Maryland (which is a public corporation and an instrumentality of the State of Maryland), and SILO PHARMA, INC., a Florida corporation (“Company”).

BACKGROUND

University and Company entered into a Master License Agreement, effective as of February 12, 2021, as amended MLA . The parties agree to amend the MLA as set forth herein.

NOW THEREFORE, the parties agree as follows:

A. Schedule C is hereby deleted in its entirety and replaced with the Schedule C attached to this Fourth Amendment.

B. Except as specifically modified in this Fourth Amendment, all terms and conditions of the MLA (including without limitation the royalty rate and other payment obligations of Company) shall remain in full force and effect.

C. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com), or other transmission method. Any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

IN WITNESS WHEREOF, each party has caused this Fourth Amendment to be executed under seal by its duly authorized representative.

University of Maryland, Baltimore

By:	_______________________(SEAL)
Bruce E. Jarrell, M.D., FACS
President

Date:

Silo Pharma, Inc.

By:	_______________________(SEAL)
Eric Weisblum
President

Date:

Schedule C
Diligence Milestones

Milestone		Deadline
1.	Complete in vitro peptide binding study in an acceptable disease model	March 30, 2025
2.	Complete preclinical safety and efficacy studies in an acceptable animal disease model	September 30, 2025
3.	Deliver to University a revised Commercialization Plan, to be subject to University’s approval, pursuant to Section 4.1.2 *	December 31, 2025
4.	Complete GMP production and animal testing of a Licensed Product	February 12, 2027
5.	File an IND (or any foreign equivalent) for a Licensed Product	February 12, 2028
6.	Dosing of first patient in a Phase 1 Clinical Trial of a Licensed Product	February 12, 2029
7.	Dosing of first patient in a Phase 2 Clinical Trial of a Licensed Product	February 12, 2030
8.	File NDA (or foreign equivalent) for a Licensed Product	February 12, 2033
9.	Achieve First Commercial Sale of a Licensed Product	February 12, 2034
* The milestones may be re-negotiated upon receipt of revised commercialization plan